Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173025 and 333-162884) of Merck & Co., Inc. of our report dated June 20, 2019, relating to the financial statements and supplemental schedule of the MSD Puerto Rico Savings & Security Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP

June 20, 2019